EXHIBIT 10.17
FORM OF MASTERCARD LTIP
NON-COMPETITION AGREEMENT

W I T N E S S E T H:

WHEREAS, MasterCard Incorporated (the “Company”) has established the MasterCard Incorporated 2006 Long Term Incentive Plan (“LTIP”), as such plan, from time to time, may be amended or terminated; and
WHEREAS, I wish to be eligible to participate or continue to participate, as applicable, in the LTIP; and
WHEREAS, the Company has agreed, contingent on my execution of this agreement, to exercise its discretion to designate me as eligible to participate or continue to participate, as applicable, in the LTIP for future awards under the LTIP made on or after the date of this agreement (“Awards”); and
WHEREAS, based upon the position I currently occupy, I serve as a member of the Company's Executive Committee; and
WHEREAS, the Executive Committee is the highest level of management of the Company and is comprised of an exclusive group of leading senior executives of the Company or an Affiliated Employer (as such term is defined in the LTIP), who review and set the overall strategic direction of the Company and its Affiliated Employers and have access to and special knowledge of a broad range of the Company's and its Affiliated Employer's most confidential and secret proprietary information relating to all aspects of the Company's and its Affiliated Employer's current operations and future plans; and
WHEREAS, the services I perform or have performed as a senior executive of the Company or an Affiliated Employer and as a member of the Executive Committee are valuable and unique; and
WHEREAS, the Company or an Affiliated Employer seeks to protect its interests in its confidential and proprietary information and good will in an appropriate, limited and reasonable manner, as provided herein;
NOW THEREFORE, in consideration of the Company's exercise of its discretion to designate me as eligible to participate or continue to participate, as applicable, in the LTIP for future Awards under the LTIP and the other mutual covenants hereinafter set forth, I agree as follows:

1.Non-Competition.

(a)Key Competitors. For a period of twelve (12) months following the termination of my employment for any reason, I will not directly or indirectly for myself or any third party, engage, participate or invest in, own or become employed by or render (whether or not for compensation) any consulting, advisory or other services to or for the benefit of VISA USA, VISA Inc., Visa Europe, American Express, Discover, JCB, China Union Pay, PayPal, STAR, NYCE or any other person, business or entity, the primary activity of which is to serve as a regional pin network or a general purpose network engaged in authorizing, clearing, settling and switching of payment transactions, including their respective subsidiaries, affiliates, and successors, without regard to geographic limitation.

(b)Other Competitors. For a period of twelve (12) months following the termination of my employment for any reason, I will not directly or indirectly for myself or any third party, engage, participate or invest in, own or become employed by or render (whether or not for compensation) any consulting, advisory or other services to or for the benefit of any business, any sub-division (including, without limitation, subsidiaries, affiliates, divisions or departments) of a business or activity, that is directly or indirectly in competition with any business or activity engaged in by the Company or an Affiliated Employer or, to my knowledge, is being contemplated by the Company or an Affiliated Employer, without regard to geographic limitation. For the purposes of this paragraph 1(b) only, the restrictions on businesses or activities in which I may engage following the termination of my employment will be limited to those actual or contemplated businesses or activities in which I was personally involved at any time during the twenty-four (24) months preceding the date of the termination of my employment.

(c)Permitted Limited Investments in Public Companies. Notwithstanding the provisions of paragraphs 1(a) and 1(b) above, it shall not be a violation of this Agreement for me to have beneficial ownership of less than 1% of the outstanding amount of any class of securities of any enterprise (but without otherwise participating in the activities of such enterprise) if such securities are listed on a national securities exchange or quoted on an inter-dealer quotation system.

2.Non-Solicitation. During the term of my employment and for a period of twenty-four (24) months following the termination of my employment for any reason, I will not, nor will I assist any other person to, directly or indirectly, (a) solicit, induce, recruit or encourage any other employee, agent, consultant or representative to leave the service of the Company or an Affiliated Employer for any reason, or (b) solicit or induce any customer, supplier or other person with whom the Company or an Affiliated Employer is engaged in business, or to my knowledge, is planning or proposing to engage in business, to limit, forego, divert to another, terminate or reduce any commercial relationship or prospective commercial relationship with the Company or an Affiliated Employer or cease to accept or issue their products.

3.Non-Disclosure of Confidential Information. Both during and after the term of my employment, I shall not directly or indirectly use or disclose Confidential Information (as hereafter defined), for so long as it shall remain Confidential Information, except with the Company's or an Affiliated Employer's written permission and/or in furtherance of my services for the Company or an Affiliated Employer, or as may be required in a court of law or otherwise legally required, with reasonable advance notice to the Company or an Affiliated Employer of any such required disclosure. I agree to deliver promptly to the Company or an Affiliated Employer at the termination of my employment, or at any time at the Company's or an Affiliated Employer's request, all documents and other material in my possession containing Confidential Information, without retaining any copies or materials which incorporate or reference such Confidential Information, in any form.

“Confidential Information” is information generated by or entrusted to me or to which I gain access during my employment with the Company or an Affiliated Employer, whether such information is in writing, in electronic form, or conveyed orally, that is of a confidential, competitively sensitive, proprietary and/or secret character and is not generally available to the public. Confidential Information made available to the public as a result of a breach of my obligations under this agreement shall nevertheless remain Confidential Information for purposes of this agreement. Confidential Information includes, but is not limited to: the Company's or an Affiliated Employer's marketing, operational and strategic plans and objectives; third party vendor and supplier relationships; client or customer lists, engagements and/or arrangements; details of customer relationships; models, methodologies, algorithms, software, or systems; product or service offerings (including without limitation, the data contained therein); information relating to the Company's or an Affiliated Employer's business stored electronically or otherwise; the Company's or an Affiliated Employer's discoveries and/or inventions; software developed by or for the Company or an Affiliated Employer, or used by the Company or an Affiliated Employer; and non-public, confidential, proprietary, secret character and/or competitively sensitive information received by the Company or an Affiliated Employer in confidence from others. I understand that Confidential Information shall not include information known by me prior to the commencement of my association with the Company or an Affiliated Employer, either as an employee or as a consultant.

4.Enforcement to the Maximum Extent Permitted by Law. I acknowledge and agree that the service I provide to the Company or an Affiliated Employer, as applicable, is a significant factor in the creation of valuable and unique assets which provide the Company or an Affiliated Employer, as applicable, with a competitive advantage. I further acknowledge and agree that the non-competition and non-solicitation period set forth in this agreement is intended to limit competition and solicitation by me to the maximum extent permitted by law. If it shall be finally determined by any court of competent jurisdiction ruling on this agreement that the scope or duration of any limitation contained in this agreement is too extensive to be legally enforceable, then I hereby agree that the provisions hereof shall be construed to be confined to such scope or duration (not greater than that provided for herein) as shall be legally enforceable, and I hereby consent to the enforcement of such limitation as so modified. Any remedies available to the Company or an Affiliated Employer under this agreement or applicable law shall be cumulative and shall not be deemed to be exclusive in any way.

5.Irreparable Harm/Injunctive Relief. I acknowledge and agree that any violation by me of the provisions of this agreement would cause serious and irreparable damage to the Company or an Affiliated Employer. I further acknowledge and agree that it might not be possible to measure such damage in money. Accordingly, I agree that, in the event of a breach or threatened breach by me of the provisions of this agreement, the Company or an Affiliated Employer shall be entitled to, in addition to any other rights or remedies, including money damages, an injunction or restraining order, without the need to post any bond or other security, prohibiting me from doing or continuing to do any acts constituting such breach or threatened breach.

6.Loss of Right to Exercise Vested Options. I acknowledge and agree that if I terminate employment holding vested option Awards, and I violate any provision of this agreement, in addition to any other remedy available to the Company or an Affiliated Employer, including that in paragraph 5 above, my right to exercise those vested option Awards shall terminate immediately upon violation of this agreement.

7.Retirement Eligible -- Loss of Unvested Awards. I acknowledge and agree that if I am otherwise eligible for “retirement,” as such term is defined in the LTIP, and I violate any provision of this agreement or, if following twelve (12) or twenty-four (24) months, as applicable, after the termination of my employment, when the prohibitions set forth respectively in paragraphs 1 and 2 above lapse, but during the total cumulative period beginning with the date of the termination of my employment and ending on the latest date on which an unvested Award previously granted to me under the LTIP shall vest ( the “Cumulative Awards Vesting Period”), I engage in conduct which would have otherwise been prohibited by paragraphs 1 and 2, but for the passage of twelve (12) months or twenty-four (24) months respectively, from my date of termination, or prohibited by paragraph 3, in addition to any other remedy available to the Company or an Affiliated Employer including that in paragraphs 5 and 6 above, I shall no longer continue to vest in any unvested Awards previously granted to me under the LTIP. I acknowledge and understand that, in the absence of such violation, the Awards previously made to me would have continued to vest during the Cumulative Awards Vesting Period as a result of my retirement eligible status. Notwithstanding the previous sentence, the Company's or an Affiliated Employer's right to obtain an injunction or restraining order, as set forth in paragraph 5 above, shall be limited to the period of my employment by the Company or an Affiliated Employer and the twelve (12) month period applicable to paragraph 1 above, or twenty-four (24) month period applicable to paragraph 2 above, following the termination of my employment.

8.Return of Exercised Option Awards, Vested Stock Awards, Annual Incentive Payouts and Set-Off.

(a)Exercised Option Awards, Vested Stock Awards and Annual Incentive Payouts.  I acknowledge and agree, that if I violate any provision of this agreement, in addition to any other remedy available to the Company or an Affiliated Employer, including that in paragraphs 5, 6 and 7 above, I shall repay to the Company or an Affiliated Employer the gross amount of:

(i)         any gain realized from a stock option exercised during the two year period prior to the date of my violation of any provision of this agreement, valued as of the date exercised;  and
(ii)        the value of the last two stock Awards (other than stock options) that vested prior to the date of my violation of any provision of this agreement, valued as of the date of vesting, provided however, (x) in the event I have not vested in any stock Awards (other than stock options) during the two year period prior to the date of my violation of any provision of this agreement, I shall repay to the Company or an Affiliated Employer the gross amount of the last two annual incentive payouts under the Annual Incentive Compensation Plan, the Senior Executive Annual Incentive Compensation Plan, the Sales Incentive Plan, the MasterCard Advisors Incentive Plan or any other current or future annual incentive bonus plan or program, as may be applicable (“Annual Incentive Payout”), received prior to the date of my violation of any provision of this agreement, or (y)  in the event I have vested in only one stock Award (other than stock options) during the two year period prior to the date of my violation of any provision of this agreement, I shall repay to the Company or an Affiliated Employer, the gross amount of such stock Award and the last Annual Incentive Payout received prior to the date of my violation of any provision of this agreement.

(b)      Set-Off.  I further acknowledge and agree that to the extent permitted by applicable laws and consistent with Internal Revenue Code section 409A, the Company or an Affiliated Employer shall be entitled to set-off against any amount owed by the Company or an Affiliated Employer to me from any source (excluding base salary payable through the date of termination of my employment) any and all amounts necessary to satisfy, in whole or in part, my obligations under this paragraph 8.  To the extent any deferred compensation subject to Internal Revenue Code section 409A is used as a source for set-off, the set-off shall occur as and when the deferred compensation otherwise would be paid.   Notwithstanding any set-off right exercised by the Company or an Affiliated Employer, I shall remain liable to pay to the Company or an Affiliated Employer any and all amounts due under this paragraph 8, which remain unsatisfied following such set-off.
9.Loss of Other Benefits Under the LTIP. I acknowledge and agree, that if I violate any provision of this agreement, in addition to any other remedy available to the Company or an Affiliated Employer, including that in paragraphs 5, 6, 7 and 8 above, I shall lose such other benefits under the LTIP that the agreement documenting an Award under the LTIP specifies shall be lost on violation of the agreement.

10.Legitimate Purpose of Remedies. I further acknowledge and agree that the remedies provided to the Company or an Affiliated Employer in paragraphs 5, 6, 7, 8 and 9 above, are for the legitimate purpose of protecting their critical interests, ensuring my compliance with my obligations under this agreement, and not for any punitive purpose.

11.Discretionary Nature of LTIP. I acknowledge and agree that my eligibility to participate or continue to participate, as applicable, in the LTIP and my receipt of any Award under the LTIP in the year this agreement is signed or in any subsequent year, does not guarantee my future participation in the LTIP or my receipt of any future Awards under the LTIP.

12.Governing Law, Jurisdiction and Venue. I acknowledge and agree that this agreement shall be construed and enforced in accordance with the laws of the State of New York without reference to principles of conflict of laws. I further acknowledge and agree that any legal suit, action or proceeding arising out of or relating to this agreement shall be instituted in a federal or state court in the State of New York, and I waive any objection which I may now or hereafter have to the laying of venue of any such suit, action or proceeding and irrevocably submit to the jurisdiction of any such court in any suit, action or proceeding.

13.Knowing and Voluntary Agreement. I acknowledge and agree that I have had every opportunity to obtain such legal, financial and professional advice as I consider prudent before entering this agreement and that the Company has encouraged me to obtain such advice. I confirm I have entered this agreement voluntarily, without coercion, fully understanding the effect and meaning of this agreement and in full agreement with its terms and conditions.

Accepted and Agreed:

____________________________
Employee Signature

____________________________
Print Name

____________________________
Date Signed

7